UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 30, 2010

CHINA CHANGJIANG MINING AND NEW ENERGY COMPANY, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-5474	75-2571032
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

FIFTH FLOOR, HIGH-TECH MANSION, GAOXIN ROAD,
HI-TECH ZONE, XI’AN P. R. CHINA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

710075
(Zip Code)

029-88331685
Registrant's telephone number, including area code

North American Gaming and Entertainment Company
 (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K/A

CHINA CHANGJIANG MINING AND NEW ENERGY COMPANY, LTD.

Item 8.01 Other Events.

On August 30, 2010, China Changjiang Mining and New Energy Company, Ltd.  (formerly, North American Gaming and Entertainment Corp. )(the “Company”)  adopted a Board resolution to file a Certificate of Conversion and Elimination with the Nevada Secretary of State setting forth corporate action to convert all outstanding shares of Series C convertible preferred stock to common stock..

The Board of Directors adopted a resolution dated August 30, 2010 took action to:

1.	convert all outstanding shares of Series C convertible Preferred Stock at a ratio of 121.8 shares of common stock for each share of Series C convertible Preferred Stock,

2.	cancel and eliminate the class generally known as Series C convertible Preferred Stock after conversion of the issued and outstanding shares to common voting shares, and

3.	file a Certificate of Conversion and Elimination for the Series C convertible Preferred Stock in the State of Nevada, and

4.	to take all other action as said officers deem necessary, desirable or appropriate to effectuate the intents of the resolution and the filing of the Certificate of Conversion and Elimination.

As a result of the actions of the Board, 60,900,00 shares of common stock will be issued to the holders of the Series C convertible Preferred Stock on a pro rata basis according to the number of Series C convertible Preferred Stock shares held.

The Company expects to complete the conversion and elimination by the end of the current quarter.

  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2010

CHINA CHANGJIANG MINING AND NEW ENERGY COMPANY, LTD.

By: /s/ Chen Wei Dong
Name: Chen Wei Dong
Title: President and Chief Executive Officer